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                                                                    EXHIBIT 10.3

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT (this "Agreement") dated as of September 17, 1997, by and among NB FINANCIAL LIMITED, a corporation organized pursuant to the laws of the Cook Islands ("Buyer"), JAY A. GEIER, an individual residing in the State of California ("Geier"), and RONALD W. SHEPSTON, an individual residing in the State of California ("Shepston"). Geier and Shepston are stockholders of EXIBITRONIX, INC., a Nevada corporation ("Company"), and may be collectively referred to hereinafter as "Stockholder."


                                 R E C I T A L S

         A. Geier and Shepston respectively own 5,120,101 and 214,660 shares of common stock, $0.001 par value per share, of Company (the "Stock").

         B. Stockholder desires to sell, and Buyer desires to purchase, the Stock pursuant to the terms and conditions of this Agreement, that certain Secured Promissory Note, of even date herewith, made by and between Buyer and Geier (the "Note"), that certain Stock Pledge Agreement, of even date herewith, made by and between Buyer and Geier (the "Pledge Agreement"), and that certain Agreement to Hold Funds in Trust Account, dated as of August 15, 1997, made by and among Geier, Shepston, Buyer, and Arter & Hadden (the "Funds Agreement"). This Agreement, the Note, the Pledge Agreement, and the Funds Agreement collectively may be referred to hereinafter as the "Transaction Documents."

         C. The parties hereto acknowledge that the current reporting status of the Company's common stock with the Securities and Exchange Commission and the current status thereof on the Nasdaq's OTC Bulletin Board, as well as the current good standing of the Company in the office of the Nevada Secretary of State and with the Internal Revenue Service is due to the efforts of the Stockholder for the benefit of all of the Company's stockholders.

         D. The parties hereto acknowledge that the sale of the Stock, as detailed hereinbelow, will result in a change of control of the Company, subject to the terms and conditions of the Pledge Agreement and that Buyer's failure to pay all principal and interest accrued thereon in accordance with the terms and conditions of the Note will, as among the parties hereto and the Company, create an irrebuttable presumption of Buyer's financial insecurity, which would cause irreparable harm to the Company and all of its stockholders, with the exception of the Buyer, as well as to the equity or debt holders of any enterprise that engages with the Company in any business combination transaction of the type or nature contemplated by Section 5.2(i) of the Pledge Agreement.

         E. The parties hereto acknowledge that, in the event of any such financial insecurity, it will be in the best interest of the Company and all of its stockholders, with the exception of the Buyer, as well as in the best interest of the equity or debt holders of any enterprise that engages with the Company in any business combination transaction of the type or nature contemplated by Section 5.2(i) of the Pledge Agreement or any acquisition of equity or assets of any third party or any assumption of liabilities of any third party, to rescind each and every such transaction, such that


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each such transaction will be void ab initio and that Stockholder and Buyer shall use their respective best efforts and take, or cause to be taken, all such actions as may be required to accomplish same, such that, upon Stockholder's exercise of his rights under the Pledge Agreement, the Company's financial status will become substantially similar to its current status, with the exception that any sales of the Company's equity for cash shall not be subject to such rescission.

         F. The parties hereto acknowledge that the Company's current status with the Securities and Exchange Commission, Nasdaq, the office of the Nevada Secretary of State, and the Internal Revenue Service is of value and is beneficial to the Company and all of its stockholders and that, from and after the consummation of the transactions contemplated hereby, Buyer will use its best efforts to maintain or enhance such status.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                  SALE OF STOCK

         1. Sale of Stock. Subject to the terms and conditions of the Transaction Documents, Stockholder agrees to sell, assign, transfer and deliver to Buyer on the Closing Date (as herein defined), and Buyer agrees to purchase from Stockholder on the Closing Date, the following shares of Stock for a purchase price of Two Hundred Thousand and 00/100 Dollars ($200,000) as follows (the "Purchase Price"):

                                     # of                     Purchase
         Stockholder                Shares                      Price
         -----------               ---------                  --------
         Geier                     5,000,000                  $192,493
         Shepston                    195,000                     7,507
                                   ---------                  --------
                                   5,195,000                  $200,000
                                   =========                  ========

The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Stockholder. Stockholder shall cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by Stockholder or with respect to the stock power accompanying any such certificates, such that, then and there, Buyer shall become the beneficial owner, and may become the record owner, thereof, subject to the Pledge Agreement.

            1.1 Purchase Price. The Purchase Price shall be payable on the date set forth in the Funds Agreement as follows: Buyer shall (a) pay to Geier Forty-Two Thousand Four Hundred Ninety-Three and 00/100 Dollars ($42,493) and to Shepston Seven Thousand Five Hundred Seven and 00/100 Dollars ($7,507) in immediately available funds by check drawn upon the Trust


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Account, as that term is defined in the Funds Agreement, and (b) issue and deliver to Geier the Note in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000).

            1.2 Closing. The sale referred to in Section 1 shall take place at 10:00 A.M. at the offices of Arter & Hadden, 5 Park Plaza, Suite 1000, Irvine, California 92614 on September 17, 1997, or at such other time and date as the parties shall designate in writing. Such time and date are herein referred to as the "Closing Date."

                                    ARTICLE 2

                         REPRESENTATIONS OF STOCKHOLDER

         2. Representations of Stockholder. Stockholder represents and warrants to, and agrees with, Buyer as follows:

            2.1 Ownership of Stock. Stockholder is the lawful owner of the Stock, free and clear of all liens, encumbrances, restrictions and claims of every kind; Stockholder has full legal right, power and authority to enter into the Transaction Documents and to sell, assign, transfer and convey the shares of Stock so owned by Stockholder pursuant to the Transaction Documents; and the delivery to Buyer of the Stock will transfer to Buyer valid title thereto, free and clear of all liens, encumbrances, restrictions, preemptive rights, options and claims of every kind, except as set forth in the Pledge Agreement.

            2.2 Authorization. Upon their execution and delivery by Stockholder, the Transaction Documents will be the legal, valid and binding obligations of Stockholder enforceable in accordance with their respective terms, except to the extent that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) such enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            2.3 Broker's or Finder's Fees. Stockholder has not employed any broker, finder, or financial advisor or incurred any liability for any such fee or commissions in connection with any of the transactions contemplated by the Transaction Documents.

            2.4 Consents. Any consents of third parties to the transfer of the Stock have been obtained.

            2.5 Financial Statements. Stockholder has delivered to Buyer the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, and Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997, which are complete in all material respects, were filed with the Securities and Exchange Commission, fairly present the financial position of the Company as of the dates of and periods covered by said reports, and, with respect to the financial statements included therein, have been prepared in accordance

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with generally accepted accounting principles applied on a consistent basis. The financial statements included in the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997, are subject to year-end adjustments.

                                    ARTICLE 3

                            REPRESENTATIONS OF BUYER

         3. Representations of Buyer. Buyer represents and warrants to, and agrees with, Stockholder as follows:

            3.1 Existence and Good Standing; Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Cook Islands. Buyer has the corporate power and authority to make, execute, deliver and perform the transactions contemplated by each of the Transaction Documents. Each of the Transaction Documents has been duly authorized and approved by all required corporate action of Buyer.

            3.2 Restrictive Documents. Buyer is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by each of the Transaction Documents.

            3.3 Binding Nature. Each of the Transaction Documents has been duly authorized and, when executed and delivered in accordance with the terms hereof or thereof will, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respect terms except to the extent that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) such enforcement may be subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            3.4 No Breach. The execution, delivery, and performance of the Transaction Documents has not resulted and will not result in any violation of, or conflict with, or constitute a default under any agreements, or any applicable statue, rule, regulation, order or restriction of any federal or state governmental entity or agency thereof nor result in the creation of any mortgage, pledge, lien, encumbrances, or charge upon any of the properties or assets of Buyer that would have a material adverse effect upon Buyer, except as contemplated by the Transaction Documents.

            3.5 Purchase for Investment. Buyer will acquire the Stock for its own account for investment and not with a view toward any resale or distribution thereof; provided, however, that the disposition of Buyer's property shall at all times remain within the sole control of Buyer.

            3.6 Broker's or Finder's Fees. Neither Buyer nor any of its officers, directors, employees, or agents has employed any broker, finder, or financial advisor or incurred any liability


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for any such fee or commissions in connection with any of the transactions contemplated by the Transaction Documents.

            3.7 Restrictions. Buyer understands that (i) neither the Stock nor the sale thereof to it has been registered under the Securities Act of 1933, as amended ("Securities Act"), or qualified under any state securities law; (ii) no registration statement has been filed with the Securities and Exchange Commission ("Commission"), nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Buyer by an impartial review of such a registration statement by the Commission or other regulatory commission will not be forthcoming; and (iii) the Stock is characterized as a "restricted security" under the federal securities laws inasmuch as it is being acquired from Stockholder in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Buyer represents that it is familiar with the Commission's Rule 144, as presently in effect, and agrees that it will not sell all or any portion of the Stock without registration under all applicable securities laws or exemptions therefrom.

            3.8 Information. Buyer has made an investigation of Stockholder and the Company, had an opportunity to speak with Stockholder and the directors and officers of the Company, and received all information from Stockholder and/or the Company that Buyer has requested, or such information has been made available to Buyer.

            3.9 Effective Control. Upon the Closing Date, and subject to the Pledge Agreement, the Buyer will exercise effective control of the Company.

                                    ARTICLE 4

                        CONDITIONS TO BUYER'S OBLIGATIONS

         4. Conditions to Buyer's Obligations. The purchase of the Stock by Buyer on the Closing Date is conditioned upon satisfaction or waiver by Buyer, on or prior to such date, of the following conditions:

            4.1 Truth of Representation and Warranties. The representations and warranties of Stockholder contained in the Transaction Documents or in any Schedule attached hereto or thereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            4.2 Performance of Obligations. All of the obligations of Stockholder to be performed on or before the Closing Date pursuant to the terms of the Transaction Documents shall have been duly performed.

            4.3 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of Stockholder, threatened before a


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court or other government body or by any public authority to restrain or prohibit the consummation of any of the transactions contemplated by the Transaction Documents.

            4.4 Approvals and Consents. All governmental consents and approvals and other third party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by the Transaction Documents shall have been received.

            4.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by the Transaction Documents shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received copies of all such documents and other evidences as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            4.6 Funds Agreement. Stockholder shall have executed and delivered the Funds Agreement.

                                    ARTICLE 5

                     CONDITIONS TO STOCKHOLDER'S OBLIGATIONS

         5. Conditions to Stockholder's Obligations. The sale of the Stock by Stockholder on the Closing Date is conditioned upon satisfaction or waiver by Stockholder, on or prior to such date, of the following conditions:

            5.1 Truth of Representations and Warranties. The representations and warranties of Buyer contained in the Transaction Documents or in any Schedule attached hereto or thereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall have delivered to Stockholder a certificate, dated the Closing Date, to such effect.

            5.2 Performance of Obligations. All of the obligations of Buyer to be performed on or before the Closing Date pursuant to the terms of the Transaction Documents shall have been duly performed, and Buyer shall have delivered to Stockholder a certificate, dated the Closing Date, to such effect.

            5.3 Approvals and Consents. All governmental consents and approvals and other third party consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by the Transaction Documents shall have been received.

            5.4 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge, information and belief of Buyer, threatened before a court or other government body or by any public authority to restrain or prohibit the consummation any of the transactions contemplated by the Transaction Documents.


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            5.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by the Transaction Documents shall be reasonably satisfactory in form and substance to Stockholder, and Stockholder shall have received copies of all such documents and other evidences as they may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            5.6 Resolutions. Buyer shall have furnished Stockholder with a certified copy of the resolutions duly adopted by the Board of Directors of Buyer approving the Transaction Documents and the transactions contemplated herein and therein.

            5.7 Stock Pledge Agreement. Buyer shall have executed and delivered to Stockholder the Pledge Agreement and an undated stock assignment as set forth is the Pledge Agreement.

            5.8 Issuance of Note. Buyer shall have authorized and validly issued the Note.

            5.9 Funds Agreement. Buyer shall have executed and delivered the Funds Agreement, and shall have delivered the Trust Account Funds to the Trust Fund Account Holder as set forth in the Funds Agreement.

                                    ARTICLE 6

                           JOINT CONDITIONS SUBSEQUENT

         6. Joint Conditions Subsequent. The obligation of the parties to consummate the sale of the Stock contemplated by this Agreement shall be subject to satisfaction or waiver in writing by all parties of the requirements for release of the Trust Account Funds as set forth in the Funds Agreement.

                                    ARTICLE 7

                                BUYER'S COVENANTS

            7.1 Notification and Conformity. During the term of the Pledge Agreement, Buyer will use its best efforts (i) to cause the Company to provide written notice to Geier, which notice shall be given to Geier not less than 10 days prior to the Company engaging, directly or indirectly, in any transaction listed in Section 5.2(i) of the Pledge Agreement, and shall include (X) the substance of each proposed transaction and (Y) the name, address, fax and telephone numbers, and contact person of each party to such proposed transaction; and (ii) to ensure that any documents memorializing and/or relating to such proposed transaction reflect and conform with the provisions of Sections 5.2(i) and 5.3 of the Pledge Agreement.


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            7.2 Certain Rescission Transactions. In the event that Buyer fails to pay all principal and interest accrued in accordance with the terms and conditions of the Note, and Geier takes such action and provides such notice as required or permitted by either or both of the Note and the Pledge Agreement, Buyer shall use its best efforts and take, or cause to be taken, all such actions as may be required to rescind each and every business combination transaction or acquisition of equity or assets of any third party or any assumption of liabilities of any third party, such that each such transaction will be void ab initio, such that, upon Geier's exercise of his rights under the Pledge Agreement, the Company's financial status will become substantially similar to its current status, with the exception that any sales of the Company's equity for cash shall not be subject to such rescission.

            7.3 Filing Status. From and after the consummation of the transactions contemplated hereby, Buyer will use its best efforts to maintain or enhance the Company's current status with the Securities and Exchange Commission, Nasdaq, the office of the Nevada Secretary of State, and the Internal Revenue Service for the benefit of the Company and all of its stockholders.

                                    ARTICLE 8

                            SURVIVAL; INDEMNIFICATION

            8.1 Survival of Representations and Warranties and Related Agreements. All of the terms, covenants, representations and warranties and agreements contained in or made pursuant to the Transaction Documents shall terminate upon the Closing Date hereunder.

            8.2 General Indemnification.

                (a) Geier and Shepston shall, jointly and severally, indemnify and hold harmless Buyer and its respective officers, directors, employees and agents from and against, and shall reimburse such party on demand for, any loss, liability, damage or expense (including, interest, penalties, attorneys' fees, costs of investigation and costs of appeals), resulting from any breach of any representation, warranty, agreement or covenant on the part of Stockholder contained in the Transaction Documents.

                (b) Buyer shall indemnify and hold harmless both Geier and Shepston from and against, and shall reimburse such Stockholder on demand for, any loss, liability, damage or expense (including, interest, penalties, attorneys' fees, costs or investigation and costs of appeals), resulting from any breach of any representation, warranty, agreement or covenant on the part of Buyer contained in the Transaction Documents.

                (c) If a third party asserts a claim against any indemnified party for which indemnification would be available under this Section 8.2 hereof (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party; provided, however, that the failure to give such notice shall not affect the right of the indemnified party to indemnification hereunder except to the extent that


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such failure prejudices the ability of the indemnifying party to defend any
Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that in the event that the indemnified party reasonably determines (based upon the written advice of counsel) that a conflict of interest with regard to such Claims may exist between such indemnified party and the indemnifying party, such indemnified party shall have the right to participate in the defense of such Claim and to have its reasonable legal expenses reimbursed with respect to such Claim (but in no event for more than one counsel). In addition, in the event that such indemnified party will (upon further notice to such indemnifying party) have the right to participate in its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed with respect to such Claim, regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith and (ii) no settlement of such Claim may be agreed to without the written consent of both the indemnifying party and the indemnified party. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to such Claim.

                                    ARTICLE 9

                                  MISCELLANEOUS

            9.1 Expenses. Buyer shall pay all of the legal expenses of Stockholder relating to the transactions contemplated by the Transaction Documents, not to exceed $10,000.

            9.2 Governing Law. The interpretation and construction of the Transaction Documents, and all matters relating hereto or thereto, shall be governed by the laws of the State of California applicable to agreements executed and to be performed solely within such State.

            9.3 Jurisdiction; Agents for Service of Process. Any judicial proceeding brought against any of the parties to the Transaction Documents on any dispute arising out of the Transaction Documents or any matter related hereto or thereto may be brought in the courts of the County of Orange, State of California, or in the United States District Court for the Central District, and, by execution and delivery of the Transaction Documents, each of the parties to the Transaction Documents accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with the Transaction Documents.

            9.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            9.5 Notices. Any notice or other communication required or permitted under the Transaction Documents shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or by telex or confirmed facsimile, or one day after


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deposit with Federal Express or similar overnight express delivery service (for next day delivery), or seven days after deposit with a domestic Post Office, by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten days' advance written notice to the other party:

                 (a) If to Buyer:      NB Financial Limited
                                       c/o Henderson Limited
                                       Attention: Sara Reeves
                                       Bank of Bermuda House
                                       Tutakimoa Road
                                       Rarotonga, Cook Islands

                 (b) If to Geier:      Jay A. Geier
                                       5234 Michelson Drive, #23D
                                       Irvine, California 92612

                     With copy to:     Arter & Hadden
                                       5 Park Plaza, Suite 1000
                                       Irvine, California 92614
                                       Attention: Randolf W. Katz, Esq.
                                       Facsimile (714) 252-0961

                 (c) If to Shepston:   Ronald Shepston
                                       5234 Michelson Drive, #23D
                                       Irvine, California 92612

                     With copy to:     Arter & Hadden
                                       5 Park Plaza, Suite 1000
                                       Irvine, California 92614
                                       Attention: Randolf W. Katz, Esq.
                                       Facsimile (714) 252-0961

            9.6 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding, Buyer shall not assign, transfer, or otherwise convey its rights to purchase the Stock under this Agreement.

            9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and all of which taken together shall constitute one instrument.

            9.8 Entire Agreement. The Transaction Documents contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein

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and therein. The Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

            9.9 Amendments and Waivers. This Agreement may be changed only by an agreement in writing signed by Buyer and Stockholder. The failure by any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure to insist upon strict compliance should not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            9.10 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

            9.11 Third Party Beneficiaries. Each party hereto intends that the Transaction Documents shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

            9.12 Attorneys' Fees. In the event any arbitration or action at law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


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         IN WITNESS WHEREOF, the parties hereto each have executed or have caused a duly authorized officer or representative to execute this Agreement, all as of the day and year first above written.


                                     BUYER:

                                     NB FINANCIAL LIMITED

                                     By: HENDERSON LIMITED
                                         as Director by its Nominee

                                     Its:   /s/ SARAH REEVES
                                          ----------------------------
                                          Name: Sarah Reeves



                                     STOCKHOLDER:


                                     /s/ JAY A. GEIER
                                     -----------------------------
                                         Jay A. Geier


                                     /s/ RONALD W. SHEPSTON
                                     -----------------------------
                                         Ronald W. Shepston


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